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                                                                     Exhibit 9.1

                                                        _____________ ___ , 1998

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, MA  02116

     Re: Transfer Agency and Service Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. Llc And Investors Bank & Trust Co. (the "Agreement")
          ----------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Article 17 of the Agreement, GMO Trust (the "Company") hereby notifies you that it has created two new series of shares, namely, the "GMO Tax-Managed U.S. Core Fund" and the "GMO Tax-Managed International Fund"
(the "New Funds"), with respect to which the Company and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

     If you agree to so serve as transfer agent for the New Funds, kindly sign and return to the Company the enclosed counterpart hereof, whereupon each New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Very truly yours,

                                        GMO TRUST


                                        By
                                           -------------------------------------
                                            Name:
                                            Title:


                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By
                                           -------------------------------------
                                            Name:
                                            Title:


The foregoing is hereby accepted and agreed.


INVESTORS BANK & TRUST COMPANY


By
   -------------------------------------
   Name:
   Title: